UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2022

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2022, Ecoark Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Digital Power Lending, LLC, a California limited liability company (the “Purchaser”), pursuant to which the Company sold the Purchaser 1,200 shares of Series A Convertible Redeemable Preferred Stock (the “Series A”), 102,881 shares of Common Stock (the “Commitment Shares”) and a warrant to purchase shares of Common Stock (the “Warrant,” and together with the Series A and the Commitment Shares, the “Securities”) for a total purchase price of $12,000,000.

The Purchaser is a subsidiary of BitNile Holdings, Inc. [NYSE American: NILE]. The material terms of the Series A and the Warrant are summarized below.

Series A

Conversion Rights

Each share of Series A has a stated value of $10,000 and is convertible into shares of Common Stock at a conversion price of $2.10 per share, subject to certain adjustment provisions. The holder’s conversion of the Series A is subject to a beneficial ownership limitation of 19.9% of the issued and outstanding Common Stock as of the issuance date of the Series A, unless and until the Company obtains shareholder and The Nasdaq Stock Market (“Nasdaq”) approval for the conversion of more than that amount, in order to comply with Nasdaq Rules. In addition, the conversion rights in general do not become effective until the first day after the record date for the shareholders meeting seeking such shareholder approval.

Voting Rights

The Series A is entitled to vote with the Common Stock as a single class on an as-converted basis, subject to applicable law and the Nasdaq Rules. In addition, as long as the holder continues to hold at least 25% of the shares of Series A issued to it on the issuance date, the holder is entitled to elect a number of directors to the Company’s Board of Directors equal to a percentage determined by (i) the number of Series A beneficially owned by the holder, calculated on an “as converted” basis, (ii) divided by the sum of the number of shares of Common Stock outstanding plus the number of Series A outstanding on an “as converted” basis; and such director(s) so elected may only be removed without cause by the affirmative vote of the holder. Initially, the Purchaser may designate one director. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A), exclusively and voting together as a single class, are entitled to elect the balance of the total number of directors of the Company. The Purchaser is not eligible to vote at the shareholders meeting on the proposal to approve the issuance of more than 19.9% of shares outstanding on June 8, 2022.

Dividend Rights

The holder of shares of the Series A is entitled to receive cumulative cash dividends at an annual rate of 12.6% of the stated value, which is equivalent to $1,260 per year per share, payable monthly beginning on the issuance date and continuing until the earlier of (a) June 8, 2024, and (b) the date on which the holder no longer holds any shares of Series A. If the Company fails to make one or more dividend payments, whether or not consecutive, a default dividend rate of 18% per annum will apply until all accumulated dividend payments have been made.

Liquidation Rights

The shares of Series A have a liquidation preference over the Common Stock and any subsequent series of junior preferred stock of $1,200 per share of Series A, plus accrued but unpaid dividends.

Redemption

At any time beginning on or after June 8, 2024, the holder of Series A may cause the Company to redeem some or all of the shares of Series A it holds at a redemption price of $1,200 per share, plus any accumulated and unpaid dividends thereon.

Restrictive Covenants and Approval Rights

The Series A Certificate subjects the Company to negative covenants restricting its ability to take certain actions without prior approval from the holder(s) of a majority of the outstanding shares of Series A for as long as the holder(s) continue to hold at least 25% (or such higher percentage as set forth in the Series A Certificate of Designation (as defined below)) of the Series A shares issued on the closing date under the Agreement. These restrictive covenants include the following actions by the Company, subject to certain exceptions and limitations:

(i)	payment or declaration of any dividend (other than pursuant to the Series A Certificate);

(ii)	investment in, purchase or acquisition of any assets or capital stock of any entity for an amount that exceeds $100,000 in any one transaction or $250,000, in the aggregate;

(iii)	issuance of any shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock;

(iv)	incurrence of indebtedness, liens, or guaranty obligations, in an aggregate amount in excess of $50,000 in any individual transaction or $100,000 in the aggregate;

(v)	sale, lease, transfer or disposal of any of its properties having a value calculated in accordance with GAAP of more than $50,000;

(vi)	increase in any manner the compensation or fringe benefits of any of its directors, officers, employees; and

(vii)	merger or consolidation with, or purchase a substantial portion of the assets of, or by any other manner the acquisition or combination with any business or entity.

Warrant

The Warrant provides the holder with the right to purchase a number of shares of Common Stock as would enable the holder together with its affiliates to beneficially own 49% of the Company’s Common Stock, calculated on a fully diluted basis, at an exercise price of $0.001 per share, including the Commitment Shares and Conversion Shares unless sold. The Warrant becomes exercisable beginning after the completion by the Company of distributions to the Company’s security holders or to any other subsidiary of the Company’s equity ownership of its three principal subsidiaries: Agora Digital Holdings, Inc., Banner Midstream Corp. and Zest Labs, Inc. (the “Distributions”), provided that as of such time (i) the Warrant has been approved by the Company’s shareholders and Nasdaq, and (ii) the holder together with its affiliates does not beneficially own at least 50% of the Company’s outstanding Common Stock. The Warrant is subject to forfeiture if (x) the Distributions have not occurred within two years, (y) the shareholder approvals have not been obtained following three meetings for such purpose, or (z) the holder and its affiliates collectively beneficially own 50% or more of the Company’s outstanding Common Stock. However, in the event of the failure of the Company to complete the Distributions as contemplated by clause (x) or obtain shareholder approval as contemplated by clause (y) and provided the event contemplated by clause (z) has not occurred, the Warrant may be exercised notwithstanding anything in the Warrant to the contrary. The Warrant may be exercised on a cashless basis. The Warrant expires on June 8, 2027.

Registration Rights

Pursuant to the Agreement, the Company has agreed to register the sale by the Purchaser of up to 5,246,456 shares of Common Stock, representing the Commitment Shares issued at the closing plus 5,143,575 of the shares of Common Stock issuable upon conversion of the Series A. This amount equals 19.9% of the Company’s outstanding Common Stock immediately prior to the closing. The Company will register the sale by filing a prospectus supplement pursuant to the Company’s registration statement on Form S-3 (File No. 333-249532), originally filed with the SEC on October 16, 2020, as amended, which became effective on December 29, 2020, and the base prospectus included therein. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sale of Equity Securities.

The issuance of the Securities was exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 promulgated thereunder. The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the Company approved an amendment to the Amended and Restated Bylaws of the Company to add a new Article VIII which provides that the provisions of NRS 78.378 through NRS 78.3793 of Chapter 78 of the Nevada Revised Statutes shall not apply to the Company. The amendment became effective on June 8, 2022, the closing of the sale of Securities described above.

In addition, on June 8, 2022, the Company filed a Certificate of Designation of the Rights, Preferences and Limitations of Series A Convertible Redeemable Preferred Stock (the “Series A Certificate of Designation”) with the Nevada Secretary of State. The Series A Certificate of Designation provides for the issuance of up to 1,200 shares of Series A. The terms of the Series A are summarized above under Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

The foregoing description of the terms of the Agreement, the Series A Certificate of Designation, the Warrant, and the Bylaw amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the forms thereof, copies which were filed as Exhibits 10.1, 3.1, 10.2 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 9, 2022, the Company issued a press release announcing a $12,000,000 investment from Digital Power Lending, LLC, into the Company, as detailed in Item 1.01 of this current report, Form 8-K.

A copy of the press release is being furnished as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Certificate of Designation for Series A Convertible Redeemable Preferred Stock
3.2	Amendment to Bylaws
10.1	Form of Securities Purchase Agreement*
10.2	Form of Warrant
99.1	Ecoark Holdings, Inc. Press Release, dated June 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 9, 2022	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May.
Randy S. May
Chief Executive Officer